Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF LEASE

KNOW ALL MEN that SOULCYCLE 609 GREENWICH STREET, LLC, a Delaware limited liability company, having an address at 609 Greenwich Street, New York, New York 10014 (“Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration received from SOULCYCLE HOLDINGS, LLC, a Delaware limited liability company, having an address at 609 Greenwich Street, New York, New York 10014 (“Assignee”), effective as of the Effective Date (as such term is defined in the First Amendment, defined below), does hereby assign, transfer and deliver unto Assignee all of their right, title and interest in and to that certain lease dated as of September 11, 2012, by and between LF Greenwich LLC, as landlord, and Assignor, as tenant, demising certain office premises on the ground floor and cellar in the building known as 609 Greenwich Avenue, New York, New York, as such lease has been amended by a First Amendment of Lease dated as even date herewith (the “First Amendment”; the original lease, as so amended, is hereinafter referred to as the “Lease”).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the Effective Date, subject to the terms, covenants, conditions and provisions of the Lease.

AND Assignee does hereby acknowledge receipt of the Lease, and does hereby (a) accept the within assignment and (b) assume the performance of all the terms, covenants and conditions of the Lease on the part of the lessee which are to be performed or which arise from and after the Effective Date.

Assignor and Assignee acknowledge and agree that notwithstanding the assignment provided for herein, Assignor shall not be released from any of its obligations under the Lease.

This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns, and shall be governed by the laws of the State of New York. This agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

Notwithstanding anything contained herein to the contrary the parties when the Effective Date under the First Amendment occurs, and in the event the First Amendment is terminated by Assignor for any reason whatsoever, this assignment shall be null and void and of no force and effect.

IN WITNESS WHEREOF, Assignor and Assignee have only executed this agreement this 15th day of December     , 2014.

ASSIGNOR

SOULCYCLE 609 GREENWICH STREET, LLC

By:	/s/ Elizabeth Cutler

Name: Elizabeth Cutler
Title:

ASSIGNEE

SOULCYCLE HOLDINGS, LLC

By:	/s/ Elizabeth Cutler

Name: Elizabeth Cutler
Title: